UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, Commercial Metals Company (the “Company”) announced that effective November 4, 2021, (i) Ty Garrison will assume the role of Senior Vice President Operations and (ii) Tracy L. Porter will continue his employment with the Company as Executive Vice President and no longer serve as the Company’s Chief Operating Officer.

Appointment of Ty Garrison as Senior Vice President Operations

Prior to his promotion, Mr. Garrison, age 50, served as Senior Vice President Strategy & Operations of the Company since March 15, 2021. Mr. Garrison also served as Vice President—Eastern U.S. Operations of the Company from January 1, 2021 through March 14, 2021 and as Vice President East Region from August 15, 2015 through December 31, 2020. Prior to that time, Mr. Garrison served the Company in various positions for 20 years.

Effective as of November 4, 2021, the Company and Mr. Garrison entered into an Amended and Restated Employment Agreement to change his title to reflect his new position as Senior Vice President Operations and to provide that his minimum base salary is $595,000 per year. All other provisions of the existing Employment Agreement between Mr. Garrison and the Company dated as of April 17, 2011, as amended, remain unchanged.

There are no arrangements or understandings between Mr. Garrison and any other persons pursuant to which Mr. Garrison was named Senior Vice President Operations of the Company. Mr. Garrison does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Mr. Garrison does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K other than the fact that his brother Donnie Garrison is employed by the Company in a non-executive officer position, and he received total compensation of approximately $158,000 for the fiscal year ended August 31, 2021. Donnie Garrison’s compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Ty Garrison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: November 4, 2021	By:	/s/ Jody Absher
	Name:	Jody Absher
	Title:	VP, General Counsel and Corporate Secretary